Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-89792), Registration Statement on Form S-4 (No. 333-107098) and Registration Statements on Form S-8 (Nos. 333-97211, 333-106794, 333-65494, 333-47904, 333-81625, 333-110432, 333-110433 and 333-128339) of Biogen Idec Inc. of our report dated February 21, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Boston, MA
February 21, 2007